SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

 [ ] Preliminary Information Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14c-5(d)(2))
 [X] Definitive Information Statement

                              I.T. TECHNOLOGY, INC.
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount Previously Paid:

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(3) Filing Party:

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(4) Date Filed:

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

                              I.T. TECHNOLOGY, INC.
                                 34-36 PUNT ROAD
                             WINDSOR, VICTORIA 3181
                                    AUSTRALIA

                 Notice of PROPOSED action by written consent of
                     stockholders IN LIEU OF ANNUAL MEETING


         Notice is hereby given that I.T. Technology, Inc., a Delaware corporation (the "Company"), will solicit, on or after December 19, 2001, the written consent of its stockholders, in lieu of the Company's 2001 Annual Meeting of Stockholders from the holders of the Company's common stock, par value $0.0002 per share (the "Consent Action"). The only action to be taken in the Consent Action is the election of the Company's nominees for election to the Board of Directors: Henry Herzog, Robert Petty, Michael Neistat, Jonathan Herzog and Jim (Yam-Hin) Tan to serve for a one year term or until their successors are duly elected and qualified.

         Our board of directors has fixed 5:00 pm (New York time) on November 20, 2001, as the record date for the determination of stockholders entitled to consent to the proposal approving the election of directors. A list of stockholders eligible to consent to the proposal will be available for inspection during normal business hours for purposes germane to the proposed action during the ten days prior to December 19, 2001 at the offices of the Company, 34-36 Punt Road, Windsor VIC AUSTRALIA 3181.

         The enclosed information statement contains information pertaining to the matters to be acted upon.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY



                                          By order of the board of directors


                                          /s/ Robert Petty
                                          ----------------
                                          Robert Petty
                                          President and Chief Executive Officer


                                          /s/ Jonathan Herzog
                                          -------------------
                                          Jonathan Herzog
                                          Secretary

Melbourne, Australia
November 28, 2001

                              I.T. TECHNOLOGY, INC.
                            (A DELAWARE CORPORATION)
                                34-36 PUNT ROAD
                                     WINDSOR
                                  VICTORIA 3181
                                    AUSTRALIA

                              ---------------------
                              INFORMATION STATEMENT
                              ---------------------

               PROPOSED ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
                    IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


INTRODUCTION

         This Information Statement is being furnished to the holders of common stock, par value $0.0002 per share (the "Common Stock") of I.T. Technology, Inc., a Delaware corporation (the "Company"), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended, in connection with an Action by Written Consent, dated on or after December 19, 2001, of the Stockholders of the Company in lieu of the Annual Meeting of Stockholders of the Company for the year ended December 31, 2001 (the "Written Consent"). A copy of the Written Consent is attached to this Information Statement. We are mailing this Information Statement on or about November 28, 2001.

         The cost of preparation and mailing of this information statement, which is estimated at less than $7,500, will be paid by the Company.

         The Company's Board of Directors (the "Board")has set 5:00 pm (New York time) on November 20, 2001 as the record date for stockholders of record eligible to receive the Written Consent and this Information Statement and to execute the Written Consent (the "Record Date"). As of the Record Date there were 133,476,653 shares of Common Stock outstanding and eligible to act via the Written Consent. Pursuant to Section 228(a) of the Delaware General Corporation Law the consent of a majority of the shares of Common Stock eligible to act via the Written Consent or 66,738,327 shares is required for the election of the nominees for director pursuant to the Written Consent.

         The Company is utilising the Written Consent in order to reduce the expenses and demands on the Company's executives' time necessitated by the holding of a meeting of stockholders, since the only business of such a meeting would be the election of Directors and since shareholders representing approximately 70.3% of Common Stock on the Record Date have indicated that they will vote for the Board of Directors' nominees for election as Directors, thereby ensuring the election of such nominees if their executed Written Consent is timely received. These shareholders include, Riccalo Pty Ltd and Eurolink International Pty Ltd affiliates of Henry and Jonathan Herzog, nominees for election as director and Ledger Technologies Pty Ltd, Sunswipe Australasia Pty Ltd, Nasdaq Australia Pty Ltd, Daccar Pty Ltd, which are affiliates of Levi Mochkin, the son-in law of Henry Herzog. See "Vote Required"; "Other Information Regarding the Company -- Security Ownership of Certain Beneficial Owners and Management"; and "Directors and Executive Officers".

         The principal executive offices of the Company are located at 34-36 Punt Road, Windsor, Victoria, 3181, Australia, and the Company's telephone number is 011 613 9533 7800. The Company's Internet Web site is located at www.ittechinc.com.

                                  VOTE REQUIRED

         As of the Record Date there were 133,476,653 shares of Common Stock outstanding and eligible to act via the Written Consent. Pursuant to Section 228(a) of the Delaware General Corporation Law the executed Written Consents representing a majority of the shares of Common Stock eligible to act via the Written Consent (66,738,327 shares) must be timely received by the Company within sixty days of the earliest dated counterpart copy of the Written Consent received by the Company in order to effectuate the matters set forth therein. The holders of Common Stock are entitled to one vote for each share owned of record on the Record Date. Stockholders are not entitled to cumulate their votes for election of directors. As discussed under "Matters Set Forth in the Written Consent." Shareholders representing 70.3% of the Common Stock eligible to act by the Written Consent have indicated their willingness to execute the Written Consent, the timely receipt of which by the Company would ensure the election of nominees for Directors of the Company set forth therein.


   MANAGEMENT IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
                              MANAGEMENT A PROXY.

                    MATTERS SET FORTH IN THE WRITTEN CONSENT

         The Written Consent contains a resolution proposing to elect the Company's Board of Directors (the "Board") five nominees for Director to serve for a one year term, or until their successors are duly elected and qualified. Board's nominees for Director are the current members of the Board: Henry Herzog, Robert Petty, Michael Neistat, Jim (Yam-Hin) Tan and Jonathan Herzog. See "Other Information Regarding The Company -- Security Ownership of Certain Beneficial Owners and Management."

         Shareholders representing approximately 70.3% of the Common Stock eligible to act by the Written Consent have indicated their willingness to execute the Written Consent, the timely receipt of which by the Company would ensure the election of nominees for Directors of the Company set forth therein. Such shareholders include entities which are affiliates of Messrs. Henry and Jonathan Herzog, directors of the Company and Lisa Mochkin and her spouse, Levi Mochkin, Ms. Mochkin is Mr Henry Herzog's daughter and Mr. Jonathan Herzog's sister. See "Security Ownership of Certain Beneficial Owners and Management." Set forth below is a table of the stockholders who have indicated that they intend to execute the Written Consent and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of the Record Date.

                                            NUMBER OF         PERCENT OF
    STOCKHOLDER                             SHARES OWNED      SHARES (5)
    ------------                            ------------      ----------
Ledger Technologies Pty. Ltd.(1)
Sunswipe Australasia Pty. Ltd.(1)           63,783,356           47.8%

Daccar Pty Ltd (2)                           6,704,521            5.0%

Nasdaq Australia Pty Ltd (2)                   314,176             *

Eurolink International Pty. Ltd.(3)         10,000,000            7.5%

Riccalo Pty. Ltd.(4)                        10,000,000            7.5%

Con Sofoklis Lahanis                         3,100,000            2.3%
---------------
Total                                       93,902,053           70.3%

(1) Lisa Mochkin, and her spouse Levi Mochkin, a former director and Chief Executive Officer of the Company, may each be deemed to be beneficial owners of the shares held by such parties.

(2) Levi Mochkin, a former director and Chief Executive Officer of the Company may be deemed to be the beneficial owner of the shares held by such parties.

(3) Mr. Jonathan Herzog may be deemed to be a beneficial owner of the shares held by such party.

(4) Mr. Henry Herzog, may be deemed to be a beneficial owner of the shares held by such party.

(5)      Based on 133,476,653 shares outstanding as of the Record Date.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth to the best of the Company's knowledge the number of shares beneficially owned as of the Record Date, by (i) the executive officers and directors of the Company (ii) each person (including any "group" as that term is defined in Section 13(d)(3) of the Exchange Act) who beneficially owns more than 5% of the Common Stock, and (iii) all directors and officers of the Company as a group. Except as noted below each of the persons listed is deemed to have the sole voting right and right to dispose of the shares held by them.


               NAME                      BENEFICIALLY OWNED           PERCENT(1)
               ----                      ------------------           ----------

Ledger Technologies Pty Ltd                  54,783,356 (2)(3)           41%
Sunswipe Australasia Pty Ltd                  9,000,000 (2)(3)          6.7%
Daccar Pty Ltd                                6,704,521 (4)               5%
Nasdaq Australia Pty Ltd                        314,176 (4)               *
Eurolink International Pty Ltd               10,000,000 (5)             7.5%
Riccalo Pty Ltd                              10,000,000 (6)             7.5%
Instanz Nominees Pty Ltd                     18,500,000 (7)            13.9%
Yam-Hin (Jim) Tan                                     0                   *
Jonathan Herzog                              10,000,000 (5)             7.5%
Henry Herzog                                 10,000,000 (6)             7.5%
Robert Petty                                  1,000,000 (8)               *
Michael Neistat                                       0                   *
All directors & officers as a group          21,000,000 (9)             15.8%
(5 individuals)
---------------
*   Represents less than 1% of the outstanding Common Stock

(1) Based upon 133,476,653 shares outstanding plus in the case of the executive officers and directors and all officers and directors as a group, all shares issuable upon the exercise of stock options held by them which were exercisable on the Record Date or within 60 days thereafter.

(2) Lisa Mochkin, spouse of Levi Mochkin, a former director and Chief Executive Officer of the Company, is a director of Ledger Technologies Pty Ltd ("Ledger")and Sunswipe Australasia Pty Ltd ("Sunswipe"). Lisa Mochkin is the daughter of Henry Herzog a director of the Company and the sister of Jonathan Herzog the Company's Executive Vice President.

(3) Levi Mochkin, a former Chief Executive Officer and director of the Company, is an affiliate of Ledger and Sunswipe and may be deemed be a beneficial owner of the 63,783,356 shares held by Ledger and Sunswipe.

(4) Levi Mochkin, is director of Daccar Pty Ltd ("Dacca") and Nasdaq Australia Pty Ltd ("NAPL") and may be deemed to be a beneficial owner of the 7,018,697 shares of Common Stock held by Dacca and NAPL. Through his beneficial ownership of the shares held by Ledger, Sunswipe, Dacca and NAPL, Mr. Mochkin may be deemed to beneficially own 70,802,053 shares or 53% of the shares outstanding as of the Record Date.

(5) Jonathan Herzog, the Company's Executive Vice President and a director of the Company, is a director of Eurolink International Pty Ltd. ("Eurolink") and may be deemed to be a beneficial owner of the 10,000,000 shares of Common Stock held by Eurolink.

(6) Henry Herzog, a director of the Company is a director of Riccalo Pty Ltd. ("Riccalo")and may be deemed to be a beneficial owner of the 10,000,000 shares of Common Stock held by Riccalo.

(7)      Helen Abeles, a former director is affiliated with Instanz Pty Ltd.

(8) Includes up to 1,000,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Petty and an affiliate, Roo Media Corporation, an entity of which Mr. Petty is the Chief Executive Officer and controlling shareholder ("ROO"). Mr. Petty has entered into an agreement with the Company to sell the assets of ROO to the Company and enter into a new consulting arrangement with the Company. Upon the consummation of these transactions Mr. Petty and ROO would relinquish their outstanding options and receive 20,000,000 shares of Common Stock and options to purchase an additional 20,000,000 shares of Common Stock (see "Certain Relationships and Related Transactions").

(9) Does not include officers and directors of the Company's 50.1% subsidiary Stampville.Com, Inc.

                    ELECTION OF DIRECTORS BY WRITTEN CONSENT

GENERAL

         The By-Laws of the Company provide that the number of Directors of the Company shall be not less than three nor more than eleven.

         Directors need not be Stockholders of the Company or residents of the State of Delaware. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See "Compensation of Directors and Executive Officers".

         Currently the Board of Directors consists of five members. Currently serving as Directors are Messrs. Henry Herzog, Robert Petty, Michael Neistat, Jonathan Herzog and Yam-Hin (Jim) Tan. The current Directors have been nominated for election to serve as a Director via the Written Consent. Messrs. Henry and Jonathan Herzog are founding directors and have been re-elected at annual meetings of shareholders, Mr. Tan was elected to the Board by a Unanimous Written Consent Action of directors on August 20, 2001 to fill an existing vacancy and Messrs. Petty and Neistat were elected to the Board at a meeting of directors held on November 8, 2001 to fill existing vacancies.

         During the year ended December 31, 2000 the Board of Directors held 28 meetings in person or by Written Consent. All members of the Board of Directors attended more than 75% of the total number of meetings of the Board that they were eligible to attend.

         The Board of Directors has no standing committees and acts as its own nominating committee, compensation committee and internal audit committee.

         The executive officers of the Company are appointed by the Board of Directors. Mr. Jonathan Herzog, the Company's Executive Vice President is the son of Mr. Henry Herzog, a director of the Company. Aside from this, there are no family relationships between any Directors or executive officers of the Company.

NOMINEES FOR ELECTION AS DIRECTOR

         The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected by the Written Consent:

NAME                 AGE   POSITION(S)CURRENTLY HELD WITH THE COMPANY
----                 ---   ------------------------------------------

Robert Petty         37    President, Chief Executive Officer and
                           Director
Michael Neistat      45    Vice President - Marketing
Jonathan Herzog      30    Executive Vice President, Secretary and
                           Director
Jim Tan              57    Chief Financial Officer and Director
Henry Herzog         59    Director

         All of the Nominees for election as a director are currently serving as directors of the Company. The Board of Directors knows of no reason why any nominee is elected will be unable to continue to serve as a director. However if any nominees becomes unable or refuses to accept election, the remaining members of the Board will elect a new director to fill the existing vacancy(ies).

         If elected, all nominees are expected to serve until the 2002 annual meeting of Stockholders or until their successors are duly elected and qualified.

                        DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below are the biographies of each of the Company's current executive officers and Directors.

         HENRY HERZOG. Mr. Henry Herzog is a founding director of the Company and served as its President from February 1999 through to November, 2001. Previously, he headed up a restructuring and reorganization of Bayou International, a publicly listed company, and served as President and Chief Executive Officer of that company from May 1986 to March 1988. From March 1988 through June 1999, he served as Vice President of Bayou International, now Bay Resources Ltd. He has over thirty-five years of business experience. He was responsible for the reorganization of the Kingsway Group, which became known as Australia Wide Industries Ltd. From 1983 to 1988, Mr.Herzog served as a director of Australia Wide, which has been renamed Autogen Limited, a company listed on the Australian Stock Exchange under the symbol "AGT," and also served as a director of numerous other publicly listed companies during this period. Over the past five years he has been employed as a consultant by Sujol Nominees Pty. Ltd., which is involved in hotel management, consulting and investment. Mr. Henry Herzog is the father of Jonathan Herzog.


         JONATHAN HERZOG. Mr. Jonathan Herzog was the original founder of the Company and served as its Chief Financial Officer from February 1999 to August 2001, when he filled a vacancy to become the Company's Chairman of the Board and Chief Executive Officer. Since November 2001, Mr. Herzog has served as an Executive Vice President of the Company. Between 1995 and 1999, Mr. Herzog was a securities dealer and consultant with the Ledger Holdings Group at Bell Securities Limited, a member of the Australian Stock Exchange. He has been actively involved in the Australian financial markets for over twelve years. He attended the Rothberg School at Hebrew University in Jerusalem in 1991. Mr. Herzog is a Fellow of the Australian Institute of Company Directors since 1993, and holds a Bachelor of Economics Degree from Monash University in Melbourne, Australia. Mr. Jonathan Herzog is the son of Henry Herzog.

         (Yam -Hin) JIM TAN. Mr. Jim Tan is a Chartered Accountant. Mr. Tan has served as the Company's Chief Financial Officer since August 2001. In 1976, he was admitted as an associate member to the Institute of Chartered Accountants in Australia. From 1967 to 1975, Mr. Tan was employed in Melbourne, Australia, with various Chartered Accounting firms, including Marquand and Co., which became part of Hall Chadwick and Coopers and Lybrand, now known as Price Waterhouse Coopers, specializing in the areas of Audit and Insolvency. Over the past five years until November 2000, Mr.Tan was a self-employed Business Consultant in Malaysia consulting to government agencies in Malaysia and to private industry in South East Asia, China and North East Asian Nations. Mr. Tan joined I.T. Technology in May 2001, to serve as a financial controller and manager of Business Development at Stampville.Com, Inc.

         ROBERT PETTY. Robert Petty has an extensive background in management and operations across the manufacturing, retail, and Internet e-commerce industries. Since October 1999, he has been engaged by the Company through his consulting company as an executive or officer in various capacities.

         He has served as the Company's Vice President-Business Development since January 2000, has been the Acting Chief Executive of Stampville since January 2000 and President and Chief Executive Officer of the Company since November, 2001. From December 1997 to March 1999, prior to his activities on behalf of the Company, Mr. Petty, was engaged in a number of capacities by Telstra Corp., one of the world's largest telecommunications companies, where he was the senior Business Development Manager responsible for the company's electronic business solution products as well as the Manager of Electronic Business Services on a global scale, responsible for marketing and Strategy of Telstra Corp.'s global product roll out of e-commerce products.

         In the role of Manager of Electronic Business Services, Mr. Petty worked with some of the world's leading technology and Internet e-commerce companies, such as IBM, Hewlett Packard, Intelilsys, Web Methods, Motorola and many others. Previously, from 1995 through 1998, Mr. Petty was employed with Brashs Pty. Ltd., a large Australian consumer electronics and music retailer, in a number of capacities, most recently as the national Product Merchandiser, responsible for product selection and purchasing, marketing, merchandising, budgeting and general business planning for the departments of computers, home office and mobile phone departments nationally. Mr. Petty holds a CBS in Accounting from Swinburne University of Technology.

         MICHAEL NEISTAT. Prior to joining the Company as a director and Vice President - Marketing, in November 2001, Mr. Neistat had 20 years experience in information technology and related industries. He founded Skai Computer Systems Pty. Ltd. in 1983. As the Managing Director of Skai, Mr Neistat was responsible for building its national sales channels, sourcing and negotiating the rights for various exclusive product lines from both local and overseas manufacturers, successfully ran and implemented new business strategies and opportunities as well as built one of Australia's most identifiable brands of personal computers and fileservers. In 1999 Mr Neistat sold Skai to Voicenet (Aust) Ltd, a company listed on the Australian Stock Exchange. From 1999 through 2001, Mr Neistat fulfilled a number of roles with Voicenet including, Chief General Manager, Business development and Investor Relations Manager as well as Chief Operating Officer for the group. Prior to founding Skai he spent six years with a global oil company as a Systems Analyst designing and implementing a new national wide-area-network involving mainframe, mini and pc integration.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN CONTROL ARRANGEMENTS

         Effective as of December 6, 1999, the Company agreed to pay Jonathan Herzog, its then Chief Financial Officer and Secretary, an annual salary of $80,000. Mr. Jim Tan, the Company's recently appointed Chief Financial Officer currently receives approximately $2,500 per month in compensation.

         On October 9, 2000, the Company agreed to pay Robert Petty its Vice President - Business Development an amount of approximately $3,800 per month, paid to Robert Petty's consulting company, Petty Consulting, Inc. This arrangement was cancelled as of July 30, 2001. At that time, a new arrangement for Mr. Petty's ongoing services was reached with Mr. Petty and Petty Consulting, which involves no monetary compensation.

         In addition, as of October 20, 2000 Mr. Petty had been granted options to purchase up to 5,000,000 shares of the Company's common stock, exercisable at $.10 per share, these options were subsequently terminated under the terms of the new agreement, pursuant to which Mr.Petty and an affiliated entity have received new, currently exercisable, three year options to purchase up to 1,250,000 shares of Common Stock exercisable at the same price. In October 2000, Petty Consulting, Inc. had also entered into a one year consulting agreement with the Company's 50% owned VideoDome.com Networks, Inc. ("VideoDome"), which provided for the payment of an aggregate amount of approximately $15,000 per month by VideoDome for the services of Mr. Petty, which agreement was terminated as of July 30, 2001 by mutual consent.

         On November 8, 2001, the Company agreed in principle to pursue the negotiation and execution of definitive agreements along the lines of certain signed agreements (Letters of Intent) it has received for the acquisition of substantially all of the assets of three companies whose businesses are engaged in the digital media sector. One of these companies is ROO, an aggregator and distributor of online digital media content. Pursuant to the terms of this acquisition, ROO and/or Mr. Petty will receive 20,000,000 shares of the Company's Common Stock and options to purchase an additional 20,000,000 shares of the Company's Common Stock exercisable at $.05 per share. These options will vest in quarterly instalments over a three year term. Mr. Petty, through Petty Consulting will also enter into a 3 year consulting agreement with the Company. The terms of the Consulting Agreement have not yet been finalized.

         Henry Herzog, the Company's former President, temporarily relocated to New York from May 2000 until August of 2000, during which time he received compensation of approximately $21,000 plus travel expenses.

         Except as set forth above, since January 1, 2000, the Company has not compensated any of its officers or directors. The Board of Directors has previously agreed to pay Levi Mochkin, the Company's former Chief Executive Officer, an amount of approximately $35,000 for past services rendered, subject to the financial condition and resources of the Company. Furthermore, the Company may, subject to its financial condition and resources, compensate its other senior officers or directors in the future.

         The Company does not currently have any termination pay, severance arrangement or change-in control arrangements with any of its officers or directors.

Compensation to Directors

         It is the policy of the Company to reimburse Directors for reasonable out-of-pocket expenses relating to their activities for the Company, including travel and lodging expenses incurred.

                         COMPENSATION PURSUANT TO PLANS

         In January, 2000 the Board of Directors approved the 2000 stock option plan. The Company has not granted any options under the 2000 Stock Option Plan. The Company intends to grant options under the Stock Option Plan to officers, directors, employees and consultants of the Company and its subsidiaries.

                             EXECUTIVE COMPENSATION

         During the Company's fiscal year ended December 31, 2000 and for each of the two preceding fiscal years no executive officer of the Company received compensation, including salary and bonuses in excess of $150,000. The Company's Chief Executive Officer during fiscal year ended December 31, 2000 and the prior two fiscal years, Levi Mochkin, did not receive any compensation, including salary or bonuses during such period. Mr. Mochkin resigned as Chief Executive Officer and Director of the Company in August, 2001. The Board has agreed to pay Mr. Mochkin, an amount of approximately $35,000 for his past services rendered, subject to the Board's satisfaction that such payment would not materially adversely effect the Company's financial condition and its satisfaction as to the availability of funds to make such payment. In addition, certain affiliates of Mr. Mochkin have loaned funds to the Company and purchased Common Stock from the Company. See "Certain Relationships and Related Transactions."

         Except as set forth below no executive officer of the Company received any stock options, stock appreciation rights or other stock or other incentive based compensation during the fiscal year ended December 31, 2000, nor are there any such stock options, stock appreciation rights or other stock or other incentive based compensation or rights held by any executive officer of the Company.

                                 STOCK OPTIONS

         As of October 20, 2000 Mr. Petty was granted options to purchase up to 5,000,000 shares of the Company's common stock, exercisable at $.10 per share, this has since been revised under the terms of the new arrangements entered into on July 30, 2001, whereby these options have been cancelled and Mr. Petty or his affiliated entities has received options to purchase up to 1,250,000 shares of Common Stock, at an exercise price of US$0.10 per option. The stock options have a term of 3 years. In connection with a proposed new option agreement with ROO, Mr. Petty and Petty Consulting have agreed to terminate these options also, See "Employment Agreements, Termination of Employment and Change of Control Agreements" and "Executive Compensation." Mr. Petty was the only employee of the Company to receive a stock option grant during the Company's fiscal year ended December 31, 2000.

         Other than the aforementioned stock options, there are no stock options outstanding on the Record Date and no stock options have been exercised to date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From June 6, 2000 through October 20, 2000, Ledger Technologies Pty. Ltd. loaned the Company $905,000, which was used to make further quarterly payments to Stampville for working capital, and to make further investments under the agreement with VideoDome. Ledger Technologies is a stockholder and Lisa Mochkin, a director of Ledger Technologies is the wife of Levi Mochkin, who at that time was a Director and Chief Executive Officer of the Company. In November, 2000, the Company issued 23,283,356 shares to Ledger Technologies Pty. Ltd., in lieu of repayment of the liability owing Ledger in the amount of $931,334 including interest.

          In July, 2000, Instanz Nominees Pty Ltd ("Instanz") lent the Company $150,000 to supplement working capital. Instanz is also a stockholder and Helen Abeles, an affiliate of Instanz, at that time was a director of the Company. These loans bear interest at the rate of ten percent (10%) per year.

         In October, 2000, the Company raised $450,000 in a private placement of 9,000,000 post-split shares to Sunswipe Australasia Pty Ltd, an affiliate of Lisa Mochkin and Levi Mochkin. These funds were used to complete the Company's investment in Stampville and for working capital purposes.

         On November 8, 2000 the Company entered into a new Loan Agreement with Ledger Technologies Pty Ltd, pursuant to which it had borrowed $200,000 as at December 31, 2000. This loan bears interest at the rate of ten percent (10%) per year and is payable in equivalent Australian Dollars.

         On June 25, 2001 the Company sold an aggregate of 7,018,697 shares of Common Stock valued at $.10 per share in a private placement, to two affiliates of Levi Mochkin, Dacca and NAPL, in exchange for freely traded shares of five
(5) Australian companies whose shares are traded on the Australian Stock Exchange. The Australian companies' shares had a market value equal to $701,869 which was based on recent trading activities in such shares at this time. The purpose of the transaction was to give the Company additional liquidity for working capital and investments in VideoDome.

         On November 8, 2001, the Company agreed in principle to pursue the negotiation and execution of definitive agreements along the lines of certain signed agreements (Letters of Intent) it received for the acquisition of substantially all of the assets of ROO, which is wholly-owned by Robert Petty. The Company's agreement in principle with ROO provides for the issuance of 20,000,000 shares of Common Stock in a private placement and options to acquire a further 20,000,000 shares at an exercise price of $0.05 per share which shall be vested quarterly over a 3 year period, in exchange for substantially all of the assets of ROO which was recently formed by Robert Petty to be an aggregator and distributor of online digital media content and a three year consulting agreement with Petty Consulting, to provide the services of Mr. Petty as the Company's President and Chief Executive Officer.

         In connection with this acquisition, Robert Petty has entered into a loan agreement, pursuant to which he has advanced the Company $40,000, which shall be utilized to continue funding ROO's operations for at least 90 days or until the Company secures additional financing. Furthermore, upon consummation of the acquisition, all stock options previously granted to Mr. Petty on July 30, 2001 will be cancelled. See "Employment Agreements, Termination of Employment and Change of Control Agreements" and "Executive Compensation."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company believes that during 2000 all reports for the Company's executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were timely filed, except for Form 4s for Levi Mochkin for the months of October and November, 2000 and June, 2001 reflecting the acquisition of Common Stock, which were filed on September 28, 2001. In addition, David Landauer was elected to the Company's Board of Directors in October 2000. Mr. Landauer's Form 3 Report was filed on March 27, 2001.

               REPORT OF THE BOARD IN LIEU OF THE AUDIT COMMITTEE

         To date, the Company has not established a separate audit committee. In lieu thereof, all of the members of the Board have performed the functions of the audit committee. In connection therewith, the Board has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with the Company's management; reviewed written disclosures and the letter from the Grant Thornton, the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented and has discussed with Grant Thornton, its independence and the matters required to be discussed by SAS 61, may be modified or supplemented. As a result of the foregoing, the Board agreed that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year ended December 31, 2000 for filing with the Commission. The Board has not made any decision as to the Company's independent accountants for this fiscal year.

Audit and Non-Audit Fees

         For the year ended December 31, 2000, fees for services provided by Grant Thornton were as follows:

         AUDIT FEES: Audit fees billed to the Company in connection with Grant Thornton's review and audit of the Company's annual consolidated financial statements for the year ended December 31, 2000 and Grant Thornton's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-QSB during the year ended December 31, 2000 totalled approximately $45,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: The Company did not engage Grant Thornton to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2000.

         ALL OTHER FEES: Fees billed to the Company by Grant Thornton for all other non-audit services rendered to the Company, principally including review of the Company's Form SB-2 Registration Statement, totalled approximately $150,000.

                           Board of Directors

                           Levi Mochkin
                           Henry Herzog
                           Jonathan Herzog
                           David Landuer
                           Anthony Davis

                               FORM 10-KSB REPORT

         The Company will furnish without charge to each stockholder, an additional copy of the Company's Annual Report on Form 10-KSB Report for the year ended December 31, 2000 (excluding exhibits thereto), as filed with the Securities and Exchange Commission, upon written request to the Company at 34-36 PUNT ROAD WINDSOR, VICTORIA 3181 AUSTRALIA, attention: Jonathan Herzog. The Company will provide, a copy of the exhibits to the Company's Annual Report on Form 10-KSB Report for the year ended December 31, 2000, upon written request from any beneficial owner of Common Stock as of the Record Date to the aforementioned address, attention: Jonathan Herzog, and reimbursement of the Company's reasonable expenses.

                                  OTHER MATTERS

            The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 accompanies this Information Statement, but is not deemed to be a part of the Written Consent material.

                                             By order of the Board of Directors


                                                       /s/ Robert Petty
                                                       ----------------
                                                         Robert Petty
                                                        President and
                                                   Chief Executive Officer


                                                      /s/ Jonathan Herzog
                                                      -------------------
                                                       Jonathan Herzog
                                                          Secretary


November 28, 2001

                   WRITTEN CONSENT ACTION OF THE STOCKHOLDERS
                                       OF
                             I.T. TECHNOLOGY, INC.,
                             A DELAWARE CORPORATION,
                              ACTING IN LIEU OF THE
                       2001 ANNUAL MEETING OF STOCKHOLDERS

         Pursuant to Section 228 of the General Corporation Law of the State of Delaware, Article 9 of the Certificate of Incorporation, as amended and Section
2.9 of the By-laws, as amended of I.T. Technology, Inc. (the "Corporation"), the undersigned record holders representing a majority of the issued and outstanding shares of the Corporation's $0.0002 par value common stock (the "Common Stock"), by their signature below, hereby consent to and authorize the following actions in lieu of the 2001 Annual Meeting of Stockholders of the Corporation:

                Election of the Members of the Board of Directors
                -------------------------------------------------

         RESOLVED: that the undersigned, representing a majority of the issued and outstanding shares of the Common Stock of the corporation, hereby elects the following persons to serve as directors of the Corporation until the next annual meeting of stockholders and their successors are duly elected and qualified:

                            Robert Petty
                            Henry Herzog
                            Michael Neistat
                            Jonathan Herzog; and
                            Jim (Yam-Hin) Tan

         AND BE IT FURTHER RESOVED, that the officers of the Corporation and each of them are hereby authorized and directed to file this Written Consent Acton in the Minute Book of the Corporation.

         IN WITNESS WHEREOF, the undersigned record holders representing a majority of the issued and outstanding shares of Common Stock have hereunto signed this Written Consent Action of Stockholders in Lieu of the 2001 Annual Meeting of the Corporation. This Written Consent Action of Stockholders shall be filed with the Secretary of the Corporation who is hereby instructed to insert it in the Minute Book of the Corporation.


                                             Number of
                Name of Stockholder        Shares Voted               Date
                -------------------        ------------               ----
Print name of
Record Holder_________________________     ____________      __ December, 2001


            __________________________________________________________
            Signature of Individual or Authorized Signatory if Record
                         Holder is not a natural person


                   ___________________________________________
                   Title of Authorized Signatory if applicable

Written Consents may be mailed in the return envelope enclosed or they may be mailed or hand delivered to the attention of Jonathan Herzog, at the Company's principal address: 34-36 Punt Road, WINDSOR, Victoria 3181, Australia or to the Company's registered agent: Paracorp Incorporated, 15 East North Street, Dover, Delaware 19901.




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